Filed Pursuant to Rule 424(b)(3)
File Number 333-120973
PROSPECTUS SUPPLEMENT NO. 8
to Prospectus declared
effective on November 1, 2005
as supplemented on November 1, 2005, November 18, 2005, December 30, 2005, January 16, 2006, February 21, 2006,
April 4, 2006 and April 6, 2006
(Registration No. 333-120973)
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
     This Prospectus Supplement No. 8 supplements our Prospectus dated November 1, 2005, Prospectus Supplement No. 1 dated November 1, 2005, Prospectus Supplement No. 2 dated November 18, 2005, Prospectus Supplement No. 3 dated December 30, 2005, Prospectus Supplement No. 4 dated January 16, 2006, Prospectus Supplement No. 5 dated February 21, 2006, Prospectus Supplement No. 6 dated April 4, 2006 and Prospectus Supplement No. 7 dated April 6, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 8 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, Prospectus Supplement No. 6 and Prospectus Supplement No. 7.
     This Prospectus Supplement includes the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated March 31, 2006, as filed by us with the Securities and Exchange Commission.
     Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CYKN.”
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is April 12, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices)

(508) 549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
SIGNATURE

Item 1.01.      Entry into a Material Definitive Agreement
On March 31, 2006, Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) entered into a Cost Reimbursement Subcontract Agreement (the “Agreement”) with Case Western Reserve University (“CWRU”) pursuant to which the Company agrees to perform certain research and development services for and in collaboration with CWRU in connection with the development by CWRU of certain neurotechnologies. CWRU will compensate the Company for services rendered in accordance with the budget agreed to by the parties. Work under the Agreement is anticipated to be completed by September 1, 2010.
The Company is requesting confidential treatment for certain portions of the Agreement.
Item 9.01.      Financial Statements and Exhibits
Cost Reimbursement Subcontract Agreement between Case Western Reserve University and Cyberkinetics Neurotechnology Systems, Inc., dated March 31, 2006 and attached hereto as Exhibit 10.1.
EXHIBIT INDEX

10.1**	Cost Reimbursement Subcontract Agreement between Case Western Reserve University and Cyberkinetics Neurotechnology Systems, Inc., dated March 31, 2006

**	Confidential treatment requested for certain portions of this agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
Date: April 6, 2006	By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Duly Authorized Officer)

Exhibit 10.1
COST REIMBURSEMENT
SUBCONTRACT AGREEMENT
BETWEEN
CASE WESTERN RESERVE UNIVERSITY
AND
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
UNDER CONTRACT HHSN275200503403C
THIS AGREEMENT, by and between Case Western Reserve University, hereinafter referred to as “CWRU” and Cyberkinetics Neurotechnology Systems, Inc. whose principal place of business is 100 Foxborough Boulevard, Suite 240, Foxborough, Massachusetts 02045 hereinafter referred to as “SUBCONTRACTOR”, is for the purpose as hereinafter set forth.
WHEREAS, CWRU is the recipient of the following award (hereinafter referred to as “PRIME AWARD” and attached hereto as Exhibit A ) which is incorporated herein. All terms and conditions and applicable clauses of the PRIME AWARD are carried forth and shall apply to this AGREEMENT:

Award Number:	HHSN275200503403C
Project Sponsor:	NIH — NICHD
Project Title:	Controller Development for Upper Limb Movement
CWRU Principal Investigator:	Robert F. Kirsch
SUBCONTRACTOR Principal Investigator:	John Donoghue
And WHEREAS, said PRIME AWARD involves an approved collaborative effort between CWRU and SUBCONTRACTOR where SUBCONTRACTOR has agreed to use its personnel, facilities, and reasonable efforts in the performance of the work, THEREFORE, the parties mutually agree as follows:
ARTICLE I. STATEMENT OF WORK
SUBCONTRACTOR shall provide the necessary personnel, facilities, data and materials to perform the services specified in the attached statement of work, marked Exhibit B, which by this reference is incorporated herein.
ARTICLE II. SCHEDULE FOR DELIVERABLE ITEMS OR REPORTS OR BOTH
In connection with and as part of the work to be performed, SUBCONTRACTOR shall submit reports as specified in the Statement of Work attached hereto and as otherwise required by CASE under the terms of the PRIME AWARD.
ARTICLE III. PERIOD OF PERFORMANCE
Performance of this AGREEMENT shall begin September 2, 2005 and continue through * * * as the initial period of performance. A final completion date is anticipated by * * *. Subsequent periods of performance shall be extended, by amendment of this AGREEMENT, which shall be in writing and signed by all parties to this AGREEMENT.
ARTICLE IV. ESTIMATED COST AND PAYMENT
The estimated cost of this Agreement is USD * * * for the initial period of the contract. Total funds currently available for payment and allotted to this agreement are * * *. CWRU shall not, in the absence of a modification

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hereto, be obligated to reimburse the Subcontractor for costs which are in excess of the currently allotted amount specified in this article. Subcontractor shall expend funds in strict accordance with the budget contained in Exhibit C, which is attached hereto and made a part hereof.
It is estimated that the amount currently allotted will cover performance of the Agreement through * * *.
CWRU may allot additional funds to the Agreement without the concurrence of the Subcontractor.
Negotiated increments for future periods are:

PERIOD	AMOUNT
* * *	* * *
* * *	* * *
* * *	* * *
* * *	* * *
The total amount shall not exceed * * * without the prior written approval of CWRU.
The funding for this Agreement is subject to and contingent upon the continuing availability of Federal funds for the purpose hereof.
SUBCONTRACTOR shall submit itemized invoices to CWRU not more frequently than monthly. The final invoice must be submitted no later than 60 days after the completion date. Said invoices must represent actual expenses paid and be certified by an appropriate institutional official. Subcontractor shall use NIH Invoice/Financing Request Form, NIH Form (RC-1), contained in Attachment 1 to the Prime Award (Exhibit A) and shall reference the CWRU number RES501126.
Submit an original and one copy to:

Robert F. Kirsch	Tel: (216) 368-3158
Case Western Reserve University	Fax: (216) 368-4969
Department of Biomedical Engineering	E-mail address: rfk3@case.edu
10900 Euclid Avenue
Cleveland, OH 44106-7207
For the purpose of determining the amount payable to SUBCONTRACTOR under this AGREEMENT, the allowability of costs shall be determined in accordance with the Federal Acquisition Regulation (FAR) and the Health and Human Services Acquisition Regulations (HHSAR), and the terms of this AGREEMENT.
ARTICLE V. FEDERAL AGENCY AUDIT
Acceptance of AGREEMENT obligates the parties to comply with audit provisions applicable to Federal agency grantees. SUBCONTRACTOR agrees to permit independent auditors to have access to any other records and financial statements as necessary for CWRU to comply with regulations applicable to the AGREEMENT and make available to CWRU such information and records as CWRU may reasonably request to facilitate CWRU compliance with said requirements.
ARTICLE VI. PROJECT DIRECTOR (CWRU)
The project director representing CWRU for the purpose of technical direction of the contracts performance shall be Dr. Robert F. Kirsch. Any changes to the scope of work by the Subcontractor must be approved in writing by Dr. Kirsch.
ARTICLE VII. PROJECT DIRECTOR (SUBCONTRACTOR)

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The project director representing SUBCONTRACTOR for the purpose of technical direction in accordance with Article I, shall be:
John Donoghue, PhD.
Cyberkinetics Neurotechnology Systems, Inc.,
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
Phone: (508) 549-9981, ext. 102
Fax: (508) 549-9985
jdonoghue@cyberkineticsinc.com
A change in the designated project director shall require the prior written approval of CWRU.
ARTICLE VIII. SPECIAL PROVISIONS.
1.	The performance of SUBCONTRACTOR under this AGREEMENT shall conform to the requirements of the PRIME AWARD, the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations, as applicable. If the SUBCONTRACTOR is a non-US Institution, U.S. Government regulations included herein apply only as specified by the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations, as applicable.

2.	SUBCONTRACTOR agrees to maintain books, records, and documents and other evidence pertaining to all costs and expenses incurred and revenues acquired under this AGREEMENT to the extent and in such detail as will properly reflect all costs and expenses of whatever nature for which reimbursement is claimed. The books of account and other records which are applicable to this AGREEMENT shall at all times be available for inspection, review, and audit by CWRU to determine proper application and use of all funds paid to or for the account of benefit of SUBCONTRACTOR.

3.	This AGREEMENT may not be assigned in whole or in part without the prior written consent of CWRU .

4.	SUBCONTRACTOR assumes sole responsibility for reimbursement to CWRU of a sum of money equivalent to the amount of any expenditures disallowed should DHHS rule through audit exception or other appropriate means that expenditures from funds allocated to SUBCONTRACTOR were not made in compliance with the regulations of DHHS or the provisions of the AGREEMENT.

5.	CWRU, through its authorized representative, has the right, upon reasonable advance notice, at all reasonable times, to inspect or otherwise evaluate the work performed or being performed by SUBCONTRACTOR.
ARTICLE IX. HEALTH AND SAFETY
The SUBCONTRACTOR is responsible for meeting Federal, State, and local health and safety standards and for establishing and implementing necessary measures to minimize their employees’ risk of injury or illness in activities related to NIH contracts.
ARTICLE X. HUMAN SUBJECTS
The internal practices of each Participating Institution shall apply to its portion of the project; these practices shall be in compliance with applicable Federal Regulations as found in the PRIME AWARD, Section H – Special Contract Requirements, Articles H.1, H.2, and H.15, and in HHSAR 352.270-8 “Protection of Human Subjects,” that can be found in full text at http://ecfr.gpoaccess.gov/cgi/t/text/text-idx?c=ecfr&%3C?SID%3E&rgn=div8&view=text&node=48:4 .0.1.8.25.1.1.21&idno=48
The question of whether human subjects involved in the work undertaken by one Participating Institution will be

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placed at risk by the work planned at the other Participating Institution shall be a matter for decision by both institution’s Institutional Review Board (IRB); these Boards shall communicate directly when either judges it appropriate, with a record of the final disposition provided to both. IRB review and approvals shall be completed before any procedures can be initiated on human subjects.
By execution of this AGREEMENT, SUBCONTRACTOR also assures CWRU that all locations at which portions of the project that involve the use of human subjects are carried out and have on file a current Federal Wide Assurance through the Office of Human Research Protection (OHRP). Cyberkinetics number is * * *.
ARTICLE XI. VERTEBRATE ANIMALS
Should warm-blooded animals be used in this project, SUBCONTRACTOR will comply with the applicable portions of the Animal Welfare Act (P.L. 99-158) and will follow the guidelines prescribed in the Public Health Services Policy on Humane Care and Use of Laboratory Animals.
ARTICLE XII. RECOMBINANT DNA
For all research involving recombinant DNA techniques, the SUBCONTRACTOR agrees to meet the requirements of the NIH Guidelines for Research Involving Recombinant DNA Molecules (the Guidelines) (59 FR 34496, July 5, 1994 or latest revision).
ARTICLE XIII. PATENTS AND INVENTIONS
Patent and invention rights will be in accordance with Government regulations as set forth in 37 CFR 401, as noted in the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations.
1.	Invention means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

2.	Subject Invention means any Invention of CWRU or SUBCONTRACTOR conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination [as defined in section 41 (d) of the Plant Variety Protection Act, 7 U.S.C. 2401 (d) ] must also occur during the period of contract performance.

3.	Each party may retain the entire right, title, and interest throughout the world to each Subject Invention subject to the provisions of 37 CFR 401.14 and 35 U.S.C. 203. With respect to any Subject Invention in which that party retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Subject Invention throughout the world.

4.	If any Subject Invention is developed jointly by employees or agents of both parties, both parties shall jointly own (without any duty to account to the other for profits) all right, title and interest (including patents, copyrights, mask work rights, trade secrets, and other intellectual property rights) therein. Both parties will engage in good faith efforts to mutually agree on whether and how to pursue patent, copyright or mask work protection of the invention in the U.S. and elsewhere. There shall be appointed a technical advisory board consisting of an equal number of representatives from each party. Upon the generation of a Subject Invention that a party believes to be jointly developed with the other party, such party shall so advise the other party, and the technical advisory board shall determine which party made the greater contribution to the Subject Invention in question. If the technical advisory board cannot reach a decision upon the matter, it shall be referred to arbitration under Article XV hereof. The party that is determined to have made the greater contribution shall take the lead in obtaining intellectual property protection regarding the Subject Invention in question (the “Lead Party”). In the event that it is determined that both parties made equal contributions, then for the first such situation of a determination of equal contributions the Lead Party shall be determined by a toss of the coin. For subsequent determination of equal

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contributions the parties shall alternate in taking the role as Lead Party. The Lead Party shall keep the other party fully advised of the steps being taken in regard to obtaining intellectual property protection. If the other party disagrees with an action(s) of the Lead Party the matter shall be submitted to arbitration, under Article XV hereof upon a request made by the objecting party, if the request is made within thirty days of the objecting party learning of the action in question. If either party fails to pay one-half of the expenses of obtaining particular intellectual property protection within sixty days of being presented with the bill for such, that party shall thereby forfeit all rights to practice under that intellectual property protection in the country where such protection is being obtained.

5.	Each party shall have licensing and commercialization rights and options as will be defined in an agreement which shall be made an addendum hereto which is currently being negotiated in good faith by the parties. A copy of said agreement will be provided to the National Institute of Child Health and Human Development (NICHD).

6.	If and when a Subject Invention is created that may be amenable to patenting and/or licensing, the CWRU Principal Investigator will disclose the Subject Invention to the CWRU Technology Transfer Office (“TTO”) and/or the SUBCONTRACTOR Principal Investigator will disclose the Subject Invention to the SUBCONTRACTOR’s intellectual property office, each in accordance with their respective policies and practices, thereby creating a “Disclosure.” Each party will promptly notify the other party in writing of receipt of any Disclosure, normally within four weeks (“Notification”). In no event shall the Notification be delivered to a party with an insufficient period of time for that party to meet its reporting requirements to the Federal Government.

7.	Regarding its sole Subject Inventions, each party may, at its discretion and consistent with the requirements of 37 CFR 401.14(c)(3), file an application for, and take steps to obtain and maintain the validity of a patent(s) related to a Disclosure, in the United States and/or any other country, and/or may take any other action (such as Copyright registration) to obtain other protection in any country.

8.	Each party agrees that it will advise their respective employees that it is necessary to hold in confidence all technical information and know-how received from the other party (the “Confidential Information”) in connection with this Agreement and that it will not disclose any Confidential Information of the other party and will allow the review of any proposed patent applications or other protective measures containing joint Subject Inventions to ensure that no Confidential Information is included. The obligation of nondisclosure will not apply to the extent Confidential Information (i) was known to the receiving party at the time it was disclosed, other than by previous disclosure by the disclosing party, as evidenced by the receiving party’s written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to the receiving party by a third party who did not derive it, directly or indirectly, from the disclosing party; or (iv) is independently developed by a receiving party without the use of the disclosing party’s Confidential Information.
ARTICLE XIV. INTANGIBLE PROPERTY RIGHTS AND PUBLICATION
The Subcontractor agrees to acknowledge the support of CWRU and the NIH awarding unit whenever activities funded in whole or in part by this subcontract are published in any news media. Any survey, questionnaire or publication arising from and supported by this subcontract will include a positive statement clearly setting forth that the contents are in no way the responsibility of the NIH awarding unit. Rights in intangible property will be in accordance with Government regulations as set forth 45 CFR 74.36, and the terms of the PRIME AWARD regarding the NIH rights in copyrightable material and the disposition of royalties and other income earned from a Copyrighted work as noted in the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations.
The rights in data developed jointly will be jointly owned by the parties, and if developed solely by one party, will be owned solely by that party; the data, itself, is the property of the U.S. Government. Each party grants to the other party a non-exclusive, royalty-free license to use the data developed solely by each other provided that each party uses such data only for its own internal research and educational purposes. The parties agree to negotiate in good

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faith in the event that either requests a license for commercial purposes. In the event that there is any discrepancy between this Article XIV and the Federal Acquisition Regulations (FAR) Clause No. 52.227-17 entitled “Rights in Data – Special Works,” the FAR Clause shall apply.
Publication of data and/or discoveries arising from the performance of the research investigation described in the Statement of Work will be governed by scientific custom with respect to authorship and may be subject to restriction based upon the need to protect confidential information and/or to seek patent protection. CWRU and SUBCONTRACTOR acknowledge and agree that, to the extent a proposed disclosure or publication includes data and/or discoveries from clinical trials conducted at third party sites, such data and/or discoveries may not be disclosed or published prior to the publication of the results of such clinical trials or confirmation with the third party site(s). To this end, the Project Director, (CWRU) and the Project Director (SUBCONTRACTOR), in collaboration with the NICHD Project Officer, will jointly review all proposed publications prior to submission. Subject to publication of the results of the clinical trials described above, any delay will not exceed * * * for the purpose of filing patents.
ARTICLE XV DISPUTE RESOLUTION
Any controversy or dispute arising under this Agreement (including, but not limited to, the validity, scope and enforceability of this arbitration clause) shall be referred to and finally settled by arbitration in the City of Cleveland, Ohio, under the auspices of, and conducted in accordance with, the rules of the American Arbitration Association. All arbitration proceedings shall be before a board of three (3) arbitrators, for each of which each party shall select one (1) arbitrator and the selected arbitrators shall select the third arbitrator. The costs of the third arbitrator shall be divided equally between the parties, and each party shall pay the costs of the arbitrator selected by it. Any award of the arbitrators shall be final and conclusive on the parties to this Agreement, and judgment upon such award may be entered in any court having jurisdiction thereof.
Either party may seek injunctive relief for enforcement of this Dispute Resolution Article.
SUBCONTRACTOR hereby irrevocably and unconditionally:
1.	Agrees that any legal action, suit or proceeding contemplated by this Section entitled “Dispute Resolution” hereof (collectively, “Related Litigation”) may be brought in any state or federal court of competent jurisdiction sitting in Cuyahoga County, Ohio, submits to the jurisdiction of such courts, and to the fullest extent permitted by law agrees that it will not bring any Related Litigation in any other forum (but nothing herein shall affect the right of CWRU to bring any action, suit or proceeding in any other forum);

2.	Waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court located in Cuyahoga County, Ohio, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over Licensee; and

3.	Consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified mail, postage prepaid, to Licensee at the address for notices described in the Section entitled “Notices” hereof, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).
ARTICLE XVI TERMINATION
In the event of termination of the PRIME AWARD, this AGREEMENT shall be automatically terminated as of the termination date of the PRIME AWARD. SUBCONTRACTOR will be reimbursed for any noncancelable obligations properly incurred up to the date of notice of termination.
ARTICLE XVII. INCORPORATION OF APPLICABLE PROVISIONS OF THE PRIME AWARD

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All applicable provisions of the PRIME AWARD between CWRU and NIH, shall be binding upon SUBCONTRACTOR as noted in the Federal Acquisition Regulations and the Health and Human Services Acquisition Regulations and as listed in EXHIBIT A1.
ARTICLE XVIII. PUBLICITY
No publicity matter having or containing any reference to the other party to this Agreement, or in which the name of the other party is mentioned, shall be made use of until written approval has first been obtained by the party making use of the other party’s name.
ARTICLE XIX. CIVIL RIGHTS, AGE DISCRIMINATION AND EQUAL EMPLOYMENT OPPORTUNITY
SUBCONTRACTOR will comply with TITLE VI of the Civil Rights Act of 1964, Executive Order 11246, and the Age Discrimination Act of 1975. SUBCONTRACTOR assures CWRU that it has valid Assurances of Compliance with the DHHS for compliance with the Civil Rights Act of 1964 (Form HHS 441) and section 504 of the Rehabilitation Act of 1973, as amended (Form HHS 641).
ARTICLE XX. SCIENTIFIC MISCONDUCT
Subcontractor hereby certifies that it has established procedures for dealing with and reporting possible misconduct in science as set forth in 42 CFR Part 50, Subpart A. The term “Scientific Misconduct” means, the fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting, or reporting research.
ARTICLE XXI. CONFLICT OF INTEREST
In accordance with DHHS rule entitled, “Responsibility of Applicants for Promoting Objectivity in Research for which PHS Funding is Sought” (42 CFR Part 50, Subpart F), SUBCONTRACTOR certifies that it has established Conflict of Interest Policy that complies with all requirements, rules, procedures, and principles of 42 CFR Part 50, Subpart F, incorporated herein by reference. If Subcontractor does not have a Conflict of Interest Policy, it agrees to abide by and comply with all rules, regulations, and procedures of CWRU’s Conflict of Interest Policy (http://ora.ra.cwru.edu/main_research_compliance_page.htm). Upon written request by CWRU, Subcontractor also agrees to furnish a copy of its Conflict of Interest Policy to CWRU within 30 days of receipt of request.
ARTICLE XXII. DEBARMENT AND SUSPENSION
SUBCONTRACTOR certifies to the best of its knowledge and belief that it is not presently debarred, suspended, or proposed for debarment or declared ineligible for the awards of consortia, by any Federal Agency, in accordance with the OMB Guidelines (53 FR19161-19211).
ARTICLE XXIII. CERTIFICATION OF NON-DELINQUENCY ON FEDERAL DEBT
SUBCONTRACTOR certifies that it is in compliance with the Non-Delinquency on Federal Debt criteria, in accordance with OMB circular A-129.
ARTICLE XXIV. CERTIFICATION OF DRUG-FREE WORKPLACE
SUBCONTRACTOR certifies that it has implemented an appropriate policy in accordance with the Drug-Free Workplace Act of 1988, 45 CFR Part 76, Subpart F.
ARTICLE XXV. CERTIFICATION REGARDING LOBBYING
SUBCONTRACTOR certifies to the best of its knowledge and belief that no Federal appropriated funds have been paid or will be paid, by or on the behalf of the SUBCONTRACTOR, to any person for influencing or attempting to influence a Federal officer or Federal employee of any agency in connection with the awarding of any federal award

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(Section 1352, Title 31, 4.5 Code).
ARTICLE XXVI. CLEAN AIR AND WATER
(Applicable only if the award exceeds $100,000 or a facility to be used has been the subject of a conviction under the Clean Air Act or the Federal Water Pollution Control Act, and is listed by EPA, or if the award is not otherwise exempt.)
The recipient agrees as follows:
1) To comply with applicable standards, orders or regulations issued pursuant to the Clean Air Act, as amended (42 USC 7401, et seq.) and of the Federal Water Pollution Control Act (33 USC 1251 et seq.), 2) That no portion of the work under this award will be performed in a facility listed on the Environmental Protection Agency (EPA) List of Violating Facilities on the date that this award was effective unless and until the EPA eliminates the name of the facility or facilities from such listings, 3) To use its best efforts to comply with clean air standards and clean water standards at the facility in which the award is being performed.
ARTICLE XXVII. LIABILITY
Each party shall be responsible for its negligent acts or omissions and the negligent acts or omissions of its employees, officers, and directors.
ARTICLE XXVIII. INDEPENDENT CONTRACTOR
SUBCONTRACTOR is and will be acting as an independent contractor in the performance of this work. Neither the SUBCONTRACTOR nor its employees or agents shall be deemed employees of CWRU while performing under this agreement.
ARTICLE XXIX. REPRESENTATION
Representatives of the Parties to this Consortium are as follows:
A. For CWRU
I.	Research Issues — Dr. Robert F. Kirsch — Tel: (216) 368-3158 — Email: rfk3@case.edu

II.	Fiscal Issues — Paul Frey, Grants Accounting — Tel. (216) 368-5930 — Email: pbf@case.edu

III.	Contract Issues — Tricia Mehosky, Sponsored Projects Administration — (216) 368-5307 — Email:pam17@case.edu
B. For SUBCONTRACTOR
I.	Research Issues — Dr. John Donoghue, Chief Scientific Officer — Tel: (508) 549-9981, ext. 102 — email: jdonoghue@cyberkineticsinc.com

II.	Fiscal Issues — David Keene, Controller — Tel: (508) 549-9981, ext. 113 — email: dkeene@cyberkineticsinc.com

III.	Contract Issues — J. Christopher Flaherty, Executive Vice President Intellectual Property and Technology — Tel: (508) 549-9981, ext. 106 — email: jcflaherty@cyberkineticsinc.com; and Jessica Duda, Director of Corporate Development — Tel: (508) 549-9981, ext. 112 — email: jduda@cyberkineticsinc.com
ARTICLE XXX. ENTIRE AGREEMENT
This AGREEMENT constitutes the entire agreement between CWRU and SUBCONTRACTOR with respect to the subject matter hereof. No waiver, modification or amendment of any of the terms or conditions hereof shall be effective unless set forth in writing and duly signed by CWRU and SUBCONTRACTOR.
In WITNESS THEREOF, the parties have executed this agreement by their duly authorized officers on the date first

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herein set out:

CASE WESTERN RESERVE UNIVERSITY		CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Eric M. Cottington	By:	/s/ Kimi Iguchi

	Signature		Signature
Date:	3/31/06	Date:	3/31/06

Eric M. Cottington, Ph.D. Associate Vice President for Research Office of Research Administration 10900 Euclid Avenue Cleveland, Ohio 44106-7015			VP Finance

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EXHIBIT A — Prime Award
Intentionally omitted.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT A1 — Clauses Incorporated by Reference
This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. The full text of the clauses may be access electronically at http://www.arnet.gov/far.

Reg	Clause	Date	Clause Title
FAR	52.202-1	Jul-04	Definitions (Over $100,000)
FAR	52.203-3	Apr-84	Gratuities (Over $100,000)
FAR	52.203-5	Apr-84	Covenant Against Contingent Fees (Over $100,000)
FAR	52.203-6	Jul-95	Restrictions on Subcontractor Sales to the Government (Over $100,000)
FAR	52.203-7	Jul-95	Anti-Kickback Procedures (Over $100,000)
FAR	52.203-8	Jan-97	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)
FAR	52.203-10	Jan-97	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)
FAR	52.203-12	Sep-05	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)
FAR	52.204-4	Aug-00	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)
FAR	52.204-7	Oct-03	Central Contractor Registration
FAR	52.209-6	Jan-05	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)
FAR	52.215-2	Jun-99	Audit and Records – Negotiation (Over $100,000)
FAR	52.215-8	Oct-97	Order of Precedence – Uniform Contract Format
FAR	52.215-10	Oct-97	Price Reduction for Defective Cost or Pricing Data
FAR	52.215-12	Oct-97	Subcontractor Cost or Pricing Data (Over $500,000)
FAR	52.215-14	Oct-97	Integrity of Unit Prices (Over $100,000)
FAR	52.215-15	Oct-04	Pension Adjustments and Asset Reversions
FAR	52.215-18	Jul-05	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions
FAR	52.215-19	Oct-97	Notification of Ownership Changes
FAR	52.215-21	Oct-97	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications
FAR	52.216-7	Dec-02	Allowable Cost and Payment
FAR	52.216-11	Apr-84	Cost Contract – No Fee
FAR	52.219-8	May-04	Utilization of Small Business Concerns (Over $100,000)

FAR	52.219-9	Jul-05	Small Business Subcontracting Plan (Over $500,000)
FAR	52.219-16	Jan-99	Liquidated Damages – Subcontracting Plan (Over $500,000)
FAR	52.222-2	Jul-90	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)
FAR	52.222-3	Jun-03	Convict Labor
FAR	52.222-21	Feb-99	Prohibition of Segregated Facilities
FAR	52.222-26	Apr-02	Equal Opportunity
FAR	52.222-35	Dec-01	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
FAR	52.222-36	Jun-98	Affirmative Action for Workers with Disabilities
FAR	52.222-37	Dec-01	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans
FAR	52.223-6	May-01	Drug-Free Workplace
FAR	52.223-14	Aug-03	Toxic Chemical Release Reporting (Over $100,000)
FAR	52.225-1	Jun-03	Buy American Act – Supplies
FAR	52.225-13	Feb-06	Restrictions on Certain Foreign Purchases
FAR	52.227-1	Jul-95	Authorization and Consent, Alternate I (Apr 1984)
FAR	52.227-2	Aug-96	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)
FAR	52.227-11	Jun-97	Patent Rights – Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.
FAR	52.227-17	Jun-87	Rights in Data – Special Works
FAR	52.232-9	Apr-84	Limitation on Withholding of Payments
FAR	52.232-17	Jun-96	Interest (Over $100,000)
FAR	52.232-20	Apr-84	Limitation of Cost
FAR	52.232-23	Jan-86	Assignment of Claims
FAR	52.232-25	Oct-03	Prompt Payment, Alternate I (Feb 2002)
FAR	52.233-1	Jul-02	Disputes
FAR	52.233-3	Aug-96	Protest After Award, Alternate I (Jun 1985)
FAR	52.233-4	Oct-04	Applicable Law for Breach of Contract Claim
FAR	52.242-1	Apr-84	Notice of Intent to Disallow Costs
FAR	52.242-3	May-01	Penalties for Unallowable Costs (Over $500,000)
FAR	52.242-4	Jan-97	Certification of Final Indirect Costs

FAR	52.242-13	Jul-95	Bankruptcy (Over $100,000)
FAR	52.243-2	Aug-87	Changes – Cost Reimbursement, Alternate V (Apr 1984)
FAR	52.244-2	Aug-98	Subcontracts, Alternate I (January 2006)
FAR	52.244-5	Dec-96	Competition in Subcontracting (Over $100,000)
FAR	52.244-6	Feb-06	Subcontracts for Commercial Items
FAR	52.245-5	May-04	Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)
FAR	52.246-23	Feb-97	Limitation of Liability (Over $100,000)
FAR	52.249-6	Sep-96	Termination (Cost-Reimbursement)
FAR	52.249-14	Apr-84	Excusable Delays
FAR	52.253-1	Jan-91	Computer Generated Forms
HHSAR	352.202-1	Jan-01	Definitions – with Alternate paragraph (h) (Jan 2001)
HHSAR	352.216-72	Oct-90	Additional Cost Principles
HHSAR	352.228-7	Dec-91	Insurance – Liability to Third Persons
HHSAR	352.232-9	Apr-84	Withholding of Contract Payments
HHSAR	352.233-70	Apr-84	Litigation and Claims
HHSAR	352.242-71	Apr-84	Final Decisions on Audit Findings
HHSAR	352.270-5	Apr-84	Key Personnel
HHSAR	352.270-6	Jul-91	Publications and Publicity
HHSAR	352.270-7	Jan-01	Paperwork Reduction Act

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT B — Statement of Work
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*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXHIBIT C — Summary of Proposed Costs
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*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.